Exhibit 15

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D. C. 20549

We are aware that our report dated November 10, 2011, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/S/ BKD, LLP

Kansas City, Missouri

November 10, 2011